UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 19, 2005

                  Strategy International Insurance Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                      Texas
                 (State or Other Jurisdiction of Incorporation)

       333-106637                                              16-1644353
(Commission File Number)                                    (I.R.S. Employer
                                                         Identification Number)


                                 (416) 391-4223
              (Registrant's Telephone Number, Including Area Code)

200 Yorkland Blvd., Ste. 200, Toronto, ON M2J5C1, Canada               M2J5C1
        (Address of Principal Executive Offices)                     (Zip Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.        Changes in Registrant's Certifying Accountant.

         On January 19, 2005, Samuel Klein and Company ("Samuel Klein"), the independent public accountants of Strategy International Insurance Group, Inc. (the "Company"), resigned. Pursuant to a letter from Samuel Klein to the Company, dated January 19, 2005, the reason for the resignation is the termination of the SEC practice group at Samuel Klein and its inability to continue to service the Company's needs.

         The Company has determined to engage Rotenberg, Meril, Solomon, Bertiger & Guttila ("RMSB&G") as its independent public accountants.

         Samuel Klein's report on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principals.

         There were no disagreements with Samuel Klein, whether or not resolved, on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure. No such disagreement was discussed with the Board of Directors or any committee of the Board of Directors of the Company. Samuel Klein did not advise the Company of the existence of any matter described in Item 304(a)(1)(iv)(B) of Regulation S-B. The Company has authorized Samuel Klein to respond fully to the inquiries of Rotenberg, Meril, Solomon, Bertiger & Guttila.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Strategy International Insurance
                                               Group, Inc.


                                               ---------------------------------
                                               By:   Ed Kruk
                                               Its:  Chief Financial Officer

Date: January 25, 2005